Veteran Industry Leader Joins Anti-Piracy Solutions and Technology Company, USA Video

Goedde Brings 25 Years of Strategic Financial and Business Development Experience to Spearhead Company’s Market Traction and New Business Plan Execution

Niantic, Connecticut – June 4, 2009

USA Video Interactive Corporation (NASDAQ OTCBB: USVO; TSX: US; BSE/Frankfurt: USF), an anti-piracy solutions and technology company, today announced the appointment of Bruce M. Goedde, Jr. to the Company’s Advisory Board.  Mr. Goedde, a strategy, finance and business development expert with extensive digital media industry experience, has been working with a team of specialists to develop key elements of the Company’s new Business Plan, and shall spearhead the Plan’s implementation.  The Plan focuses on the realization of recurring revenue streams through the monetization of the Company’s proprietary portfolio of technologies (particularly the Media Escort and SmartMarks anti-piracy watermarking technologies) and through cash flow generative partnerships, joint ventures and select acquisitions.  Mr. Goedde will leverage broad and deep relationship networks in support of the execution of the Company’s Plan.  In his capacity as Advisory Board member, Mr. Goedde will work with the Company’s management, advisors and consultants to achieve tangible milestones, increase market traction and expand shareholder value.

“The recession is not stopping the transition of all content into digital form, and the need to manage and monetize valuable information assets is large and growing steadily,” noted Mr. Goedde.  “Content in digital form wants to be free and USA Video is a leader in developing technologies that secures content-in-the-cloud to the benefit of owners, distributors and consumers.”  He continued, “I view this as an excellent time to build upon the foundation set by the Company.  Seasoned company executives I talk to say this is the worst business environment they have ever experienced, and they hope it does not end too soon!  Though that may seem counter-intuitive, we agree that companies with solid business plans and experienced, motivated management teams have a unique opportunity to build sustainable competitive advantage in the coming years.”

USA Video’s watermarking and fingerprinting technologies serve to identify and authenticate digital media assets in support of management and monetization initiatives for entertainment, education, information and government content industries.  The Company is poised to expand its capabilities, services and customer base, and has for more than a year been providing digital watermarking services to the Hollywood Studio of one of the world’s leading media content companies.

“We believe that programs focused on enforcement rather than prevention offer great opportunities to engage the full spectrum of digital distribution while securing content,” said Edwin Molina, USA Video President and CEO.  “Prevention constricts the number and breadth of distribution channels while Enforcement opens up the number and breadth of distribution channels.  The implementation of our new Business Plan, combined with the leadership provided by Bruce Goedde, will ensure we achieve our goals and best serve the entertainment and other content industries.”

For All Press Inquiries:  Please call (860) 739-8030; extension 4

About Bruce M. Goedde, Jr.: Bruce M. Goedde, Jr. is one of the pioneers in digital media and has served in various roles including as a company founder, chief executive, board member, consultant, investment banker, securities analyst and angel investor.  Mr. Goedde currently works for a leading investment bank in San Francisco.  For the previous 12 years he was Managing Director with a boutique investment bank advising on more than $2 billion of transactions for public and private companies.  Previously he founded and managed as CEO one of the leading children’s interactive media companies and built strategic relationships with premier international digital media brands such as Apple Computer, NEC, Bertelsmann, Yahoo! and Creative Labs.  During this time as an angel investor Mr. Goedde founded a digital media consultancy that served clients such as Harper Collins, New York University’s Tisch School of the Arts: Interactive Media, Oracle, Sybase, Macromedia, Red Sky Films, Levi Strauss and Clement Mok Designs, and was the founding investor in the Children’s Interactive Expo.  He has also successfully financed an internet domain name monetization business and an internet marketing and promotions company.  In an earlier role beginning in 1990, Bruce served as a Securities Analyst focused on Digital Media for a boutique institutional investment bank based in San Francisco.  Bruce was a member of the firm’s Investment Committee and was a founder of the firm’s Interactive Media Group.  His opinions on securities investments have been quoted in business publications such as The Wall Street Journal, Investor’s Business Daily, Business Week, The New York Times and The Red Herring.  Mr. Goedde has been a speaker at industry conferences sponsored by the National Investor Relations Institute, SIGGRAPH and Financial World Magazine.  Mr. Goedde also worked for a New York-based commercial bank in the Communications, Entertainment and Publishing Division that financed transactions for leading cable, cellular, broadcast TV and radio companies.  Mr. Goedde graduated from the University of California, at Berkeley with a BA in Political Economy and from Georgetown University with an MBA.  While at CAL, Bruce was on the water polo team that was twice NCAA National Champion and won appointment to the CAL-in-the-Capitol Program in Washington DC.

About MediaEscort™: MediaEscort™ is an industry first, IP-centric, real-time online watermarking product, with its own administrative infrastructure fully integrated into customer’s video servers. It will automatically and seamlessly embed SmartMarks—imperceptible forensic information in every frame of video content—during Internet delivery, providing the proof courts need to protect intellectual property rights, indicting and convicting the individuals who steal the original material. Using MediaEscort, copyright holders are able to protect their content without restricting the fair uses of legitimate customers. MediaEscort’s SmartMarks work across all distribution and presentation channels and technologies.  It seamlessly provides an entire system for piracy protection without frustrating consumers, who will continue to have the freedom to enjoy content in their own way.  In addition, MediaEscort has the ability to support all major codecs in the industry, while preserving the SmartMarks, and the process is fully compatible with DRM.

About USVO: USA Video Interactive Corporation (USVO) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking products and technologies to provide a robust means for producers and distributors to invisibly protect their content. USA Video Technology Corp., a wholly owned subsidiary of USVO, holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, Italy, and Japan. For more information, visit www.usvo.com.

USA Video Interactive Corporate Headquarters Office: 8 West Main Street, Niantic, Connecticut, 06357 Telephone (860) 739 – 8030; Facsimile (860) 739 - 8070; Canada Office: 507 – 837 West Hastings Street, Vancouver, BC V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange: US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF. CUSIP  902924208. For more information contact (860) 739 – 8030 or contact@usvo.com.

The press release may contain forward-looking statements. Actual results may differ materially from those projected in any forward-looking statements. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described. MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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